SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 29, 2005
                                                         -----------------

                    International Thoroughbred Breeders, Inc.
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                  0-9624            22-2332039
----------------------------  ---------------   -------------------
(State or other jurisdiction   (Commission      (I.R.S. Employer
     of incorporation)         File Number)     Identification No.)


  Suite 1300, 1105 N. Market St., PO Box 8985, Wilmington, Delaware,19899-8985
               (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code: (302) 427-7599
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                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES


 Item 3.02.  Unregistered Sales of Equity Securities.
             ---------------------------------------

     On December 29, 2005, International Thoroughbred Breeders, Inc. (the "Company") sold 800,000 shares of the Company's common stock, par value $2.00 per share, to PDS Gaming Corporation, in a private transaction believed to be exempt from registration under the Securities Act of 1933 (the "Securities Act") pursuant to Section 4(2) of that Act. The shares were issued by the Company in payment of a total of $1.6 million of indebtedness of the Company payable to PDS Gaming, consisting of (a) the remaining balance of the placement fee which we owed to PDS Gaming in the amount of $700,000, and (b) charter hire fees, amounting to $900,000 in the aggregate, that were payable by our ITG Vegas, Inc. and ITG Palm Beach, LLC subsidiaries for the months of July through December, 2005, the right to which had been assigned to PDS Gaming by Cruise Holdings I, LLC and Cruise Holdings II, LLC, the companies from whom we charter our vessels, the Palm Beach Princess and the Big Easy. Cruise Holdings I and Cruise Holdings II had assigned their rights to such payments to PDS Gaming in payment of their $900,000 loan obligation owing to PDS Gaming.

     PDS Gaming is our primary lender, and this transaction has no effect on our existing indebtedness for borrowed money owing to PDS Gaming in the principal amount of $29.84 million. We believe that PDS Gaming, as our primary lender, is fully familiar with our financial condition and affairs. In agreeing to accept our shares of common stock in payment of $1.6 million of our debt, PDS acknowledged and agreed that the sale was intended to be a private sale under the Securities Act of 1933 and that the shares acquired by it would be "restricted shares" within the meaning of SEC Rule 144 and cannot be resold without an effective registration statement under the Securities Act of 1933 or an opinion of counsel satisfactory to the Company that registration is not required.

     We agreed to register the shares issued to PDS for resale under the Securities Act as part of our Registration Statement on Form S-1 which we were about to file (and did file on December 30, 2005).

     Also on December 29, 2005, the Company closed its private offering of Series B Preferred Stock. We had offered 500,000 shares of Series B Preferred Stock at $15 per share and, as of December 15, 2005, had sold a total of 295,033 shares of Series B Preferred Stock. The Series B Preferred Stock automatically will convert into the Company's common stock upon the effective date of a registration statement covering such shares of common stock under the Securities Act. On December 29, 2005, our Chairman, Francis W. Murray, purchased all of the remaining Series B Preferred Stock which had not previously been sold in the private offering, amounting to 204,966 shares of Series B Preferred Stock, on the same terms as the private offering. We sold the Series B Preferred Stock to Mr. Murray in payment of $3,074,500 of debt which the Company had owed to Mr. Murray.




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                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES



     Accordingly, all 500,000 shares of our Series B Preferred Stock have been sold. The conversion rate for determining the number of shares of common stock issuable on conversion of the Series B Preferred Stock initially was $2 per share and reduces by $0.02 for each full calendar quarter (beginning in July
2005) which elapses until the common shares issuable upon conversion are registered under the Securities Act. At the conversion rate in effect during the period January 1 to March 31, 2006 ($1.96 per share), the 500,000 shares of Series B Preferred Stock are convertible into 3,826,530 shares of our common stock. Each purchaser of Series B Preferred Stock is also entitled to a warrant to purchase 1.2 shares of our common stock, at $3.25 per share, for each share of Series B Preferred Stock purchased. We have therefore issued warrants to purchase 600,000 shares of our common stock to the holders of the Series B Preferred Stock.

     The offering of our Series B Preferred stock is believed to be exempt from registration under the Securities Act pursuant to Section 4(2) of the Act and Regulation D. All purchasers of the Series B Preferred Stock are believed to be accredited investors within the meaning of Regulation D under the Securities Act. The Series B Preferred Stock are restricted shares which cannot be sold or otherwise transferred without an effective Registration Statement under the Securities Act or an opinion of counsel satisfactory to the Company that such registration is not required.

     For additional information about the Series B Preferred Stock and warrants issued to the purchasers thereof, reference is made to footnote 26 (Subsequent Events) in our Report on Form 10- K as filed with the Commission on October 13, 2005.



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                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES


                                   SIGNATURES

     Pursuant to the requirements of the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             INTERNATIONAL THOROUGHBRED
                             BREEDERS, INC.

                             By:/s/Francis W. Murray
                                --------------------------------------
                                Francis W. Murray
                                President, Chief Executive Officer and
                                Treasurer


Date: January 4, 2006


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